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Exhibit 99.1
COMERICA REPORTS SECOND QUARTER 2008 EARNINGS
Net Loan Charge-offs Stable with First Quarter
Capital Ratios Stable and Within Targeted Ranges
Tax-Related Lease Charges of 21 Cents per Share
DALLAS/July 17, 2008 — Comerica Incorporated (NYSE: CMA) today reported second quarter 2008 income from continuing operations of $56 million, or $0.37 per diluted share, compared to $110 million, or $0.73 per diluted share, for the first quarter 2008 and $196 million, or $1.25 per diluted share, for the second quarter 2007.
Second quarter 2008 included a $177 million provision for credit losses, compared to $163 million for the first quarter 2008 and $34 million for the second quarter 2007. Also during the second quarter of 2008, Comerica recorded combined pre-tax charges of $50 million ($32 million after-tax, or $0.21 per share) related to an updated assessment of the timing of tax deductions on certain structured lease transactions. The charges were recorded in net interest income ($0.13 per share) and the provision for income taxes ($0.08 per share).
First quarter 2008 included pre-tax income of $34 million ($22 million after-tax, or $0.14 per share) related to ownership in Visa.

(dollar amounts in millions, except per share data)	2nd Qtr ’08		1st Qtr ’08	2nd Qtr ’07

Net interest income	$442	*	$476	$509
Provision for loan losses	170		159	36
Noninterest income	242		237	225
Noninterest expenses	423		403	411

Income from continuing operations, net of tax	56		110	196
Net income	56		109	196

Diluted EPS from continuing operations	0.37		0.73	1.25
Diluted EPS from discontinued operations**	—		—	—
Diluted EPS	0.37		0.73	1.25

Return on average common shareholders’ equity from continuing operations	4.26%		8.51%	15.44%
Return on average common shareholders’ equity	4.25		8.42	15.44
Tier 1 capital ratio	7.36		7.40	7.87

Net interest margin	2.91	*	3.22	3.76

*	Second quarter 2008 net interest income declined $30 million and the net interest margin declined by 19 basis points due to a tax-related non-cash lease income charge. Excluding this charge, the net interest margin would have been 3.10%, consistent with the full-year outlook.

**	In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management (Munder) and reports Munder as a discontinued operation in all periods presented.

“In an environment that continued to be challenging and volatile, our core operating earnings were stable,” said Ralph W. Babb Jr., chairman and chief executive officer. “As expected, our net loan charge-offs were similar to the first quarter, as credit issues remained focused on our California residential real estate development portfolio. Excluding the effect of the tax-related charge to income on structured lease transactions, our net interest margin was consistent with our full-year outlook. Expenses remained well controlled with reduced personnel.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 2
“Our capital ratios were stable and within our targeted ranges. We are optimizing our capital usage, with particular focus on rationalizing our loan portfolio with the appropriate credit standards, loan pricing and return hurdles.”
Second Quarter 2008 Compared to First Quarter 2008
•	On an annualized basis, average loans increased four percent, with growth of eight percent in the Texas market, five percent in the Midwest market and one percent in the Western market. Period-end loans declined $601 million from March 31, 2008 to June 30, 2008.
•	On an annualized basis, excluding Financial Services Division (FSD) deposits and institutional certificates of deposit, noninterest-bearing deposits increased four percent, while total deposits decreased seven percent, due to competitive and economic pressures, and attractive alternatives to bank deposits, such as in Comerica Securities, where there has been asset growth.
•	The net interest margin was 2.91 percent in the second quarter 2008, a decrease of 31 basis points from 3.22 percent in the first quarter 2008, largely due to a charge to income on certain structured lease transactions (-19 basis points) discussed below and the reduced contribution of noninterest-bearing funds in a lower rate environment. Excluding the lease income charge, the net interest margin was 3.10 percent, consistent with the full-year outlook.
•	Net credit-related charge-offs were $113 million, or 86 basis points as a percent of average total loans, for the second quarter 2008, compared to $110 million, or 85 basis points as a percent of average total loans, for the first quarter 2008. Of the second quarter credit-related charge-offs, $73 million were in the Commercial Real Estate business line, predominantly with residential real estate developers in the Western market. The remaining net credit-related charge-offs of $40 million were 35 basis points of average non-Commercial Real Estate loans. The provision for loan losses was $170 million for the second quarter 2008, compared to $159 million for the first quarter 2008, bringing the period-end allowance to total loans ratio to 1.28 percent from 1.16 percent at March 31, 2008.
•	Excluding net securities gains, noninterest income increased $13 million, reflecting increases in commercial lending fees, letter of credit fees, foreign exchange income, card fees and deferred compensation asset returns.
•	Excluding the first quarter 2008 reversal of the $13 million Visa loss sharing expense, noninterest expenses increased $7 million, reflecting increases in outside processing fees, the provision for credit losses on lending-related commitments and salaries expense, partially offset by a decrease in customer services expense.
•	The estimated Tier 1 common and Tier 1 capital ratios were 6.72 and 7.36 percent, respectively, both within the targeted ranges.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 3
Net Interest Income and Net Interest Margin

(dollar amounts in millions)	2nd Qtr ’08		1st Qtr ’08	2nd Qtr ’07

Net interest income	$442	*	$476	$509

Net interest margin	2.91	%*	3.22%	3.76%

Selected average balances:
Total earning assets	$61,088		$59,518	$54,304
Total investment securities	8,296		7,222	4,085
Total loans	52,367		51,852	49,793

Total interest-bearing deposits	33,116		33,440	30,049
Total noninterest-bearing deposits	10,648		10,622	11,633
Total noninterest-bearing deposits, excluding FSD	8,825		8,728	8,356

*	Second quarter 2008 net interest income declined $30 million and the net interest margin declined by 19 basis points due to a tax-related non-cash lease income charge. Excluding this charge, the net interest margin would have been 3.10%, consistent with the full-year outlook.

•	The $34 million decrease in net interest income in the second quarter 2008, when compared to first quarter 2008, resulted primarily from a $30 million non-cash charge to lease income and a decline in the net interest margin, partially offset by growth in securities and loans. The lease income charge reflected the reversal of previously recognized income. The reversal resulted from a projected change in the timing of income tax cash flows on certain structured lease transactions, which was caused by a reassessment of the likely resolution with the taxing authorities. The charge will fully reverse over the remaining lease terms (up to 20 years). Further information about the charge can be found in Tax-related Items below.
•	The net interest margin of 2.91 percent declined 31 basis points, reflecting the charge to structured lease transactions discussed above (-19 basis points) and a decreased contribution of noninterest-bearing funds in a lower rate environment.
Noninterest Income
Noninterest income was $242 million for the second quarter 2008, compared to $237 million for the first quarter 2008 and $225 million for the second quarter 2007. Noninterest income in the second quarter 2008, compared to the first quarter 2008, reflected positive trends in commercial lending fees ($4 million), letter of credit fees ($3 million), foreign exchange income ($2 million) and card fees ($2 million), and higher deferred compensation asset returns ($9 million). Additionally, second quarter 2008 included a $14 million gain on sale of MasterCard shares and first quarter 2008 included a $21 million gain on sale of Visa shares (both included in “net securities gains”).

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 4
Noninterest Expenses
Noninterest expenses were $423 million for the second quarter 2008, compared to $403 million for the first quarter 2008 and $411 million for the second quarter 2007. The $20 million increase in noninterest expenses in the second quarter 2008, compared to the first quarter 2008, reflected the first quarter 2008 reversal of the $13 million Visa loss sharing expense (included in “litigation and operational losses”) and increases in outside processing fees ($5 million), the provision for credit losses on lending-related commitments ($3 million) and salaries expense ($2 million), partially offset by a decrease in customer services expense ($3 million). The increase in salaries expense included an increase in deferred compensation plan costs ($9 million), offset by a decrease of $9 million in share-based compensation, reflecting the annual award of restricted stock granted in the first quarter which for retirement eligible employees must be expensed in the period granted. The increase in deferred compensation plan costs was offset by an increase in deferred compensation plan asset returns in noninterest income. Certain categories of noninterest expenses are highlighted in the table below.

	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Salaries
Regular salaries	$151	$151	$156
Severance	1	2	1
Incentives	35	32	40
Deferred compensation plan costs	4	(5)	6
Share-based compensation	11	20	12

Total salaries	202	200	215
Employee benefits	48	47	50
Customer services	3	6	11
Litigation and operational losses	3	(8)	(9)
Provision for credit losses on lending-related commitments	7	4	(2)

Tax-related Items
During the second quarter 2008, several tax-related court decisions involving other financial institutions were announced on certain structured lease transactions. In light of these recent decisions, Comerica reassessed its position and recorded an after-tax charge of $13 million to increase previously established reserves for interest on tax liabilities in the second quarter 2008, included in the “provision for income taxes.” This reassessment of the size and timing of tax deductions also resulted in the lease income charge noted in Net Interest Income above.
The provision for income taxes in the first quarter 2008 reflected a benefit of $5 million resulting from an after-tax adjustment to deferred tax assets.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 5
Credit Quality
“We have been proactive in managing problem loans, which remain largely focused in our California residential real estate development portfolio,” said Babb. “Virtually all of the problem loans in our California residential real estate development portfolio were independently appraised within the last six months with the appropriate charge-offs taken and additional reserves established. The balance of our loan portfolio continued to experience solid credit metrics.”
•	The allowance to loan ratio increased to 1.28 percent at June 30, 2008, from 1.16 percent at March 31, 2008.

•	The provision for loan losses and loan quality reflected continuing challenges primarily in residential real estate development located in the Western market (primarily California).

•	Net credit-related charge-offs in the Commercial Real Estate business line in the second quarter 2008 were $73 million, of which $56 million were from residential real estate developers in the Western market. Comparable numbers for the first quarter 2008 were $75 million in total, of which $58 million were from residential real estate developers in the Western market. Excluding the Western market, other Commercial Real Estate net credit-related charge-offs in the second quarter 2008 totaled $17 million, compared to $17 million in the first quarter 2008.

•	Net loan charge-offs, excluding the Commercial Real Estate business line, were $40 million in the second quarter 2008, or 35 basis points of average non-Commercial Real Estate loans, compared to $35 million, or 31 basis points, in the first quarter 2008.

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net loan charge-offs	$112	$110	$30
Net lending-related commitment charge-offs	1	—	—

Total net credit-related charge-offs	113	110	30
Net loan charge-offs/Average total loans	0.86%	0.85%	0.24%
Net credit-related charge-offs/Average total loans	0.86	0.85	0.24

Provision for loan losses	$170	$159	$36
Provision for credit losses on lending-related commitments	7	4	(2)

Total provision for credit losses	177	163	34

Nonperforming assets (NPAs)	747	560	259
NPAs/Total loans and foreclosed property	1.44%	1.07%	0.53%

Allowance for loan losses	$663	$605	$507
Allowance for credit losses on lending-related commitments*	31	25	19

Total allowance for credit losses	694	630	526
Allowance for loan losses/Total loans	1.28%	1.16%	1.04%
Allowance for loan losses/Nonperforming loans	91	112	207

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 6
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $66.0 billion and $5.1 billion, respectively, at June 30, 2008, compared to $67.0 billion and $5.3 billion, respectively, at March 31, 2008. There were approximately 150 million shares outstanding at June 30, 2008. No shares were repurchased in the open market in the first six months of 2008.
Comerica’s second quarter 2008 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 6.72 percent, 7.36 percent and 11.11 percent, respectively.
Full-Year 2008 Outlook Compared to Full-Year 2007 from Continuing Operations
•	Low single-digit full-year loan growth, with loans declining over the remainder of 2008.

•	Securities averaging about $8 billion for the remainder of the year.

•	Average full-year net interest margin about 3.10 percent (3.15 percent excluding the lease income charge), based on no federal funds rate changes in the third and fourth quarters of 2008, with a net interest margin of about 3.10 percent for the remainder of 2008.

•	Full-year net credit-related charge-offs of $425 million to $450 million. The provision for credit losses is expected to exceed net charge-offs.

•	Low single-digit growth in noninterest income.

•	Low single-digit decline in noninterest expenses.

•	Effective tax rate of about 30 percent for the full year, with a rate of 28 percent for the remainder of 2008.

•	Maintain a Tier 1 capital ratio within a target range of 7.25 to 8.25 percent.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at June 30, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2008 results compared to first quarter 2008.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	2nd Qtr ’08		1st Qtr ’08		2nd Qtr ’07

Business Bank	$57	73%	$62	51%	$140	71%
Retail Bank	7	9	40	33	42	21
Wealth & Institutional Management	14	18	20	16	16	8

	78	100%	122	100%	198	100%
Finance	(5)		(3)		(11)
Other*	(17)		(10)		9

Total	$56		$109		$196

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$296	$329	$344
Provision for loan losses	123	147	32
Noninterest income	92	74	68
Noninterest expenses	185	176	176
Net income	57	62	140

Net credit-related charge-offs	96	99	24

Selected average balances:
Assets	42,335	42,129	40,847
Loans	41,510	41,219	39,824
FSD loans	469	802	1,580
Deposits	15,384	15,878	16,432
FSD deposits	2,817	2,988	4,505

Net interest margin	2.85%	3.20%	3.45%

•	Average loans increased $291 million, or three percent on an annualized basis, driven by growth in Middle Market, Commercial Real Estate, Global Corporate and International, partially offset by a decline in the Financial Services Division.

•	Average deposits, excluding the Financial Services Division, decreased $323 million due to a decline in Technology & Life Sciences. Financial Services Division deposits decreased $171 million.

•	The net interest margin of 2.85 percent decreased 35 basis points due to a $30 million (-29 basis point) non-cash charge to lease income, a decline in deposit balances and the lower value of noninterest-bearing deposits.

•	The provision for loan losses decreased $24 million, primarily due a slower rate of change in Commercial Real Estate in the Midwest and a decrease in period-end loan balances.

•	Noninterest income increased $18 million, primarily due to a $14 million gain on sale of MasterCard shares related to the commercial card business and an increase in commercial lending fees.

•	Noninterest expenses increased $9 million, primarily due to an increase in allocated net corporate overhead expenses.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 8
Retail Bank

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$146	$148	$171
Provision for loan losses	29	17	4
Noninterest income	54	74	57
Noninterest expenses	161	143	160
Net income	7	40	42

Net credit-related charge-offs	14	10	6

Selected average balances:
Assets	7,100	7,144	6,828
Loans	6,348	6,276	6,100
Deposits	17,043	17,162	17,191

Net interest margin	3.44%	3.47%	4.00%

•	Average loans increased $72 million, or five percent on an annualized basis, primarily due to the transfer of student loans from loans held-for-sale (other short-term investments) to consumer loans.

•	Average deposits decreased $119 million, as a decrease in time deposits was partially offset by increases in all other deposit categories, particularly noninterest-bearing transaction accounts.

•	The net interest margin of 3.44 percent declined three basis points, primarily due to the lower value of noninterest-bearing deposits in a declining rate environment and a decline in loan spreads.

•	The provision for loan losses increased $12 million due to an increase in credit risk in both the small business and home equity loan portfolios.

•	Noninterest income decreased $20 million, primarily due to a $21 million gain on the sale of Visa shares recorded in the first quarter.

•	Noninterest expenses increased $18 million, primarily due to the first quarter reversal of a $13 million Visa loss sharing expense and an increase in allocated net corporate overhead expenses.

•	Two new banking centers were opened and six were consolidated (four in the Midwest market) in the second quarter 2008.
Wealth and Institutional Management

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$37	$36	$36
Provision for loan losses	5	—	2
Noninterest income	74	75	70
Noninterest expenses	83	79	79
Net income	14	20	16

Net credit-related charge-offs	3	1	—

Selected average balances:
Assets	4,646	4,468	4,009
Loans	4,502	4,315	3,860
Deposits	2,493	2,637	2,295

Net interest margin	3.28%	3.33%	3.74%

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 9
•	Average loans increased $187 million, or 17 percent on an annualized basis.

•	Average deposits decreased $144 million, primarily due to a decline in money market investment account balances.

•	The net interest margin of 3.28 percent declined five basis points, primarily due to a decline in loan spreads and deposit balances, partially offset by an increase in deposit spreads.

•	The provision for loan losses increased $5 million due to an increase in credit risk in the Private Banking loan portfolio.

•	Noninterest expenses increased $4 million, primarily due to an increase in salaries and benefit expenses and allocated net corporate overhead expenses.
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at June 30, 2008 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses second quarter 2008 results compared to first quarter 2008.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	2nd Qtr ’08		1st Qtr ’08		2nd Qtr ’07
Midwest	$52	68%	$87	71%	$76	39%
Western	(20)	(26)	(10)	(8)	64	33
Texas	17	21	20	16	21	10
Florida	(1)	(2)	(4)	(3)	2	1
Other Markets	23	29	19	15	20	10
International	7	10	10	9	15	7

	78	100%	122	100%	198	100%
Finance & Other Businesses*	(22)		(13)		(2)

Total	$56		$109		$196

*	Includes discontinued operations and items not directly associated with the geographic markets.
Midwest

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$172	$205	$227
Provision for loan losses	24	20	25
Noninterest income	136	136	117
Noninterest expenses	205	186	203
Net income	52	87	76

Net credit-related charge-offs	42	28	29

Selected average balances:
Assets	19,891	19,656	19,213
Loans	19,255	19,030	18,656
Deposits	16,056	16,127	15,651

Net interest margin	3.58%	4.30%	4.85%

•	Average loans increased $225 million, or five percent on an annualized basis, driven by growth in Global Corporate, Middle Market and Private Banking.

•	Average deposits decreased $71 million, primarily due to a decrease in time deposits in Personal Banking.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 10
•	The net interest margin of 3.58 percent declined 72 basis points, primarily due to a $30 million (-62 basis point) non-cash charge to lease income and the lower value of noninterest-bearing deposits.

•	The provision for loan losses increased $4 million due to an increase in Middle Market and Small Business, offset by a decline in Commercial Real Estate.

•	Noninterest expenses increased $19 million, primarily due to the first quarter reversal of a $10 million Visa loss sharing expense and an increase in allocated net corporate overhead expenses.

•	Four banking centers were consolidated in the second quarter 2008.
Western Market

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$171	$172	$188
Provision for loan losses	113	114	5
Noninterest income	34	33	32
Noninterest expenses	115	108	113
Net income (loss)	(20)	(10)	64

Net credit-related charge-offs	59	66	4

Selected average balances:
Assets	17,241	17,263	17,257
Loans	16,918	16,882	16,715
FSD loans	469	802	1,580
Deposits	12,345	12,848	13,595
FSD deposits	2,611	2,802	4,310

Net interest margin	4.04%	4.07%	4.53%

•	Average loans increased $36 million, or one percent on an annualized basis, as growth in Middle Market, Technology and Life Sciences, Private Banking and Global Corporate was substantially offset by a decline in the Financial Services Division.

•	Average deposits, excluding the Financial Services Division, decreased $312 million, primarily due to decreases in Technology & Life Sciences and Private Banking. Financial Services Division deposits decreased $191 million.

•	The net interest margin of 4.04 percent decreased three basis points, primarily due to lower deposit balances and the lower value of noninterest-bearing deposits.

•	Noninterest expenses increased $7 million, primarily due to an increase in allocated net corporate overhead expenses and an increase in legal fees.
Texas Market

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$74	$74	$71
Provision for loan losses	6	8	3
Noninterest income	22	24	20
Noninterest expenses	63	58	56
Net income	17	20	21

Total net credit-related charge-offs	3	5	1

Selected average balances:
Assets	8,063	7,932	6,844
Loans	7,795	7,642	6,570
Deposits	4,061	4,005	3,836

Net interest margin	3.78%	3.83%	4.32%

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 11
•	Average loans increased $153 million, or eight percent on an annualized basis, primarily due to growth in Commercial Real Estate, Middle Market and National Dealer Services.

•	Average deposits increased $56 million, or six percent on an annualized basis, primarily due to growth in Global Corporate, partially offset by declines in Technology & Life Sciences and Personal Banking.

•	The net interest margin of 3.78% decreased five basis points, primarily due to the impact of the lower value of noninterest-bearing deposits.

•	The provision for loan losses decreased $2 million primarily due to Middle Market.

•	Noninterest income decreased $2 million due to a gain on the sale of the Visa shares recorded in the first quarter.

•	Noninterest expenses increased $5 million, primarily due to the first quarter reversal of a $2 million Visa loss sharing expense.
Florida Market

(dollar amounts in millions)	2nd Qtr ’08	1st Qtr ’08	2nd Qtr ’07

Net interest income (FTE)	$12	$11	$11
Provision for loan losses	7	12	2
Noninterest income	4	5	3
Noninterest expenses	11	10	9
Net income (loss)	(1)	(4)	2

Net credit-related charge-offs	8	10	1

Selected average balances:
Assets	1,854	1,891	1,666
Loans	1,851	1,877	1,649
Deposits	306	362	290

Net interest margin	2.50%	2.55%	2.64%

•	Average loans decreased $26 million, primarily due to Commercial Real Estate and National Dealer Services.

•	Average deposits decreased $56 million due to a decline in Private Banking.

•	The provision for loan losses decreased $5 million, primarily due to a single Middle Market customer.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2008 financial results at 7 a.m. CDT Thursday, July 17, 2008. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 51656449). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call through July 31, 2008. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 51656449). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada, China and Mexico.

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COMERICA REPORTS SECOND QUARTER 2008 EARNINGS — 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, changes related to the headquarters relocation or to its underlying assumptions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of these and other factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact: Wayne J. Mielke (214) 462-4463	Investor Contacts: Darlene P. Persons (214) 462-6831

Paul Jaremski (214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS
 Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2008	2008	2007	2008	2007

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$0.37	$0.73	$1.25	$1.10	$2.44
Diluted net income	0.37	0.73	1.25	1.09	2.45
Cash dividends declared	0.66	0.66	0.64	1.32	1.28
Common shareholders’ equity (at period end)	33.78	34.93	32.74

Average diluted shares (in thousands)	150,819	150,734	156,632	150,774	157,774

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	4.26%	8.51%	15.44%	6.38%	15.15%
Return on average common shareholders’ equity	4.25	8.42	15.44	6.34	15.16
Return on average assets from continuing operations	0.34	0.69	1.35	0.51	1.34
Return on average assets	0.33	0.68	1.35	0.51	1.34
Average common shareholders’ equity as a percentage of average assets	7.87	8.12	8.75	8.00	8.84
Tier 1 common capital ratio *	6.72	6.75	7.18
Tier 1 risk-based capital ratio *	7.36	7.40	7.87
Total risk-based capital ratio *	11.11	11.06	11.71
Leverage ratio *	8.55	8.82	9.68

AVERAGE BALANCES
Commercial loans	$29,280	$29,178	$28,324	$29,230	$28,042
Real estate construction loans	4,843	4,811	4,501	4,827	4,376
Commercial mortgage loans	10,374	10,142	9,634	10,258	9,654
Residential mortgage loans	1,906	1,916	1,791	1,911	1,748
Consumer loans	2,549	2,449	2,331	2,499	2,368
Lease financing	1,352	1,347	1,287	1,349	1,280
International loans	2,063	2,009	1,925	2,036	1,879

Total loans	52,367	51,852	49,793	52,110	49,347

Earning assets	61,088	59,518	54,304	60,303	53,729
Total assets	65,963	63,927	58,118	64,945	57,606
Interest-bearing deposits	33,116	33,440	30,049	33,278	30,232
Total interest-bearing liabilities	48,483	46,793	40,157	47,638	39,332
Noninterest-bearing deposits	10,648	10,622	11,633	10,635	11,897
Common shareholders’ equity	5,193	5,192	5,088	5,193	5,090

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)**	$443	$477	$510	$920	$1,013
Fully taxable equivalent adjustment	1	1	1	2	2
Net interest margin**	2.91%	3.22%	3.76%	3.07%	3.79%

CREDIT QUALITY
Nonaccrual loans	$730	$538	$244
Reduced-rate loans	—	—	—

Total nonperforming loans	730	538	244
Foreclosed property	17	22	15

Total nonperforming assets	747	560	259

Loans past due 90 days or more and still accruing	112	80	29

Gross loan charge-offs	118	116	43	$234	$77
Loan recoveries	6	6	13	12	31

Net loan charge-offs	112	110	30	222	46
Lending-related commitment charge-offs	1	—	—	1	3

Total net credit-related charge-offs	113	110	30	223	49

Allowance for loan losses	663	605	507
Allowance for credit losses on lending-related commitments	31	25	19

Total allowance for credit losses	694	630	526

Allowance for loan losses as a percentage of total loans	1.28%	1.16%	1.04%
Net loan charge-offs as a percentage of average total loans	0.86	0.85	0.24	0.85%	0.19%
Net credit-related charge-offs as a percentage of average total loans	0.86	0.85	0.24	0.86	0.20
Nonperforming assets as a percentage of total loans and foreclosed property	1.44	1.07	0.53
Allowance for loan losses as a percentage of total nonperforming loans	91	112	207

*	June 30, 2008 ratios are estimated

**	Second quarter 2008 net interest income declined $30 million due to a tax-related non-cash lease income charge. Excluding this charge, the net interest margin would have been 3.10% and 3.17% for the three- and six-month periods ended June 30, 2008.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December	June 30,
(in millions, except share data)	2008	2008	31, 2007	2007

ASSETS
Cash and due from banks	$1,698	$1,929	$1,440	$1,372
Federal funds sold and securities purchased under agreements to resell	77	45	36	1,217
Other short-term investments	249	356	373	251
Investment securities available-for-sale	8,243	8,563	6,296	4,368

Commercial loans	28,763	29,475	28,223	27,146
Real estate construction loans	4,684	4,646	4,816	4,513
Commercial mortgage loans	10,504	10,482	10,048	9,728
Residential mortgage loans	1,879	1,926	1,915	1,839
Consumer loans	2,594	2,448	2,464	2,321
Lease financing	1,351	1,341	1,351	1,314
International loans	1,976	2,034	1,926	1,904

Total loans	51,751	52,352	50,743	48,765
Less allowance for loan losses	(663)	(605)	(557)	(507)

Net loans	51,088	51,747	50,186	48,258

Premises and equipment	674	670	650	616
Customers’ liability on acceptances outstanding	15	28	48	40
Accrued income and other assets	3,959	3,679	3,302	2,448

Total assets	$66,003	$67,017	$62,331	$58,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$11,860	$12,792	$11,920	$12,763

Money market and NOW deposits	14,506	15,601	15,261	15,212
Savings deposits	1,391	1,408	1,325	1,397
Customer certificates of deposit	7,746	8,191	8,357	7,567
Institutional certificates of deposit	5,940	7,752	6,147	5,479
Foreign office time deposits	879	1,075	1,268	789

Total interest-bearing deposits	30,462	34,027	32,358	30,444

Total deposits	42,322	46,819	44,278	43,207

Short-term borrowings	4,075	2,434	2,807	297
Acceptances outstanding	15	28	48	40
Accrued expenses and other liabilities	1,651	1,679	1,260	1,269
Medium- and long-term debt	12,858	10,800	8,821	8,748

Total liabilities	60,921	61,760	57,214	53,561

Common stock — $5 par value:
Authorized — 325,000,000 shares Issued — 178,735,252 shares at 6/30/08, 3/31/08, 12/31/07 and 6/30/07	894	894	894	894
Capital surplus	576	565	564	539
Accumulated other comprehensive loss	(207)	(67)	(177)	(308)
Retained earnings	5,451	5,496	5,497	5,391
Less cost of common stock in treasury — 28,281,490 shares at 6/30/08, 28,233,996 shares at 3/31/08, 28,747,097 shares at 12/31/07 and 25,725,671 shares at 6/30/07	(1,632)	(1,631)	(1,661)	(1,507)

Total shareholders’ equity	5,082	5,257	5,117	5,009

Total liabilities and shareholders’ equity	$66,003	$67,017	$62,331	$58,570

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2008	2007	2008	2007

INTEREST INCOME
Interest and fees on loans	$633	$882	$1,403	$1,733
Interest on investment securities	101	46	189	88
Interest on short-term investments	3	5	8	13

Total interest income	737	933	1,600	1,834

INTEREST EXPENSE
Interest on deposits	182	284	$435	570
Interest on short-term borrowings	19	24	48	46
Interest on medium- and long-term debt	94	116	199	207

Total interest expense	295	424	682	823

Net interest income	442	509	918	1,011
Provision for loan losses	170	36	329	59

Net interest income after provision for loan losses	272	473	589	952

NONINTEREST INCOME
Service charges on deposit accounts	59	55	117	109
Fiduciary income	51	49	103	98
Commercial lending fees	21	17	38	33
Letter of credit fees	18	15	33	31
Foreign exchange income	12	10	22	19
Brokerage fees	10	10	20	21
Card fees	16	14	30	26
Bank-owned life insurance	8	9	18	19
Net securities gains	14	—	36	—
Net gain on sales of businesses	—	2	—	3
Other noninterest income	33	44	62	69

Total noninterest income	242	225	479	428

NONINTEREST EXPENSES
Salaries	202	215	402	421
Employee benefits	48	50	95	96

Total salaries and employee benefits	250	265	497	517
Net occupancy expense	36	33	74	68
Equipment expense	16	15	31	30
Outside processing fee expense	28	24	51	44
Software expense	20	15	39	30
Customer services	3	11	9	25
Litigation and operational losses (recoveries)	3	(9)	(5)	(6)
Provision for credit losses on lending-related commitments	7	(2)	11	(4)
Other noninterest expenses	60	59	119	114

Total noninterest expenses	423	411	826	818

Income from continuing operations before income taxes	91	287	242	562
Provision for income taxes	35	91	76	177

Income from continuing operations	56	196	166	385
Income (loss) from discontinued operations, net of tax	—	—	(1)	1

NET INCOME	$56	$196	$165	$386

Basic earnings per common share:
Income from continuing operations	$0.37	$1.28	$1.11	$2.49
Net income	0.37	1.28	1.10	2.49

Diluted earnings per common share:
Income from continuing operations	0.37	1.25	1.10	2.44
Net income	0.37	1.25	1.09	2.45

Cash dividends declared on common stock	100	98	199	199
Dividends per common share	0.66	0.64	1.32	1.28

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

						Second Quarter
						2008 Compared To:
	Second	First	Fourth	Third	Second	First		Second
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter 2008		Quarter 2007
(in millions, except per share data)	2008	2008	2007	2007	2007	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$633	$770	$873	$895	$882	$(137)	(18)%	$(249)	(28)%
Interest on investment securities	101	88	66	52	46	13	14	55	N/M
Interest on short-term investments	3	5	5	5	5	(2)	(27)	(2)	(40)

Total interest income	737	863	944	952	933	(126)	(15)	(196)	(21)

INTEREST EXPENSE
Interest on deposits	182	253	303	294	284	(71)	(28)	(102)	(36)
Interest on short-term borrowings	19	29	30	29	24	(10)	(32)	(5)	(20)
Interest on medium- and long-term debt	94	105	122	126	116	(11)	(10)	(22)	(19)

Total interest expense	295	387	455	449	424	(92)	(24)	(129)	(31)

Net interest income	442	476	489	503	509	(34)	(7)	(67)	(13)
Provision for loan losses	170	159	108	45	36	11	7	134	N/M

Net interest income after provision for loan losses	272	317	381	458	473	(45)	(14)	(201)	(43)

NONINTEREST INCOME
Service charges on deposit accounts	59	58	57	55	55	1	—	4	5
Fiduciary income	51	52	52	49	49	(1)	(3)	2	3
Commercial lending fees	21	17	23	19	17	4	30	4	28
Letter of credit fees	18	15	16	16	15	3	19	3	18
Foreign exchange income	12	10	10	11	10	2	20	2	22
Brokerage fees	10	10	11	11	10	—	1	—	2
Card fees	16	14	14	14	14	2	14	2	19
Bank-owned life insurance	8	10	9	8	9	(2)	(12)	(1)	(8)
Net securities gains	14	22	3	4	—	(8)	N/M	14	N/M
Net gain on sales of businesses	—	—	—	—	2	—	N/M	(2)	N/M
Other noninterest income	33	29	35	43	44	4	9	(11)	(26)

Total noninterest income	242	237	230	230	225	5	2	17	7

NONINTEREST EXPENSES
Salaries	202	200	216	207	215	2	1	(13)	(6)
Employee benefits	48	47	48	49	50	1	—	(2)	(4)

Total salaries and employee benefits	250	247	264	256	265	3	1	(15)	(6)
Net occupancy expense	36	38	36	34	33	(2)	(4)	3	11
Equipment expense	16	15	15	15	15	1	3	1	3
Outside processing fee expense	28	23	24	23	24	5	21	4	17
Software expense	20	19	17	16	15	1	4	5	37
Customer services	3	6	7	11	11	(3)	(52)	(8)	(75)
Litigation and operational losses (recoveries)	3	(8)	18	6	(9)	11	N/M	12	N/M
Provision for credit losses on lending-related commitments	7	4	3	—	(2)	3	68	9	N/M
Other noninterest expenses	60	59	66	62	59	1	1	1	—

Total noninterest expenses	423	403	450	423	411	20	5	12	3

Income from continuing operations before income taxes	91	151	161	265	287	(60)	(40)	(196)	(68)
Provision for income taxes	35	41	44	85	91	(6)	(13)	(56)	(61)

Income from continuing operations	56	110	117	180	196	(54)	(50)	(140)	(72)
Income (loss) from discontinued operations, net of tax	—	(1)	2	1	—	1	N/M	—	N/M

NET INCOME	$56	$109	$119	$181	$196	$(53)	(49)%	$(140)	(72)%

Basic earnings per common share:
Income from continuing operations	$0.37	$0.74	$0.78	$1.18	$1.28	$(0.37)	(50)%	$(0.91)	(71)%
Net income	0.37	0.73	0.80	1.20	1.28	(0.36)	(49)	(0.91)	(71)

Diluted earnings per common share:
Income from continuing operations	0.37	0.73	0.77	1.17	1.25	(0.36)	(49)	(0.88)	(70)
Net income	0.37	0.73	0.79	1.18	1.25	(0.36)	(49)	(0.88)	(70)

Cash dividends declared on common stock	100	99	97	97	98	1	—	2	1
Dividends per common share	0.66	0.66	0.64	0.64	0.64	—	—	0.02	3

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2008		2007
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$605	$557	$512	$507	$500

Loan charge-offs:
Commercial	36	33	27	30	19
Real estate construction:
Commercial Real Estate business line	57	52	24	6	6
Other business lines	—	1	1	2	2

Total real estate construction	57	53	25	8	8
Commercial mortgage:
Commercial Real Estate business line	14	20	7	2	3
Other business lines	7	2	9	4	10

Total commercial mortgage	21	22	16	6	13
Residential mortgage	1	—	—	—	—
Consumer	3	7	4	3	3
Lease financing	—	—	—	—	—
International	—	1	—	—	—

Total loan charge-offs	118	116	72	47	43

Recoveries on loans previously charged-off:
Commercial	5	3	7	5	5
Real estate construction	—	1	—	—	—
Commercial mortgage	1	1	1	1	2
Residential mortgage	—	—	—	—	—
Consumer	—	1	1	1	1
Lease financing	—	—	—	—	—
International	—	—	—	—	5

Total recoveries	6	6	9	7	13

Net loan charge-offs	112	110	63	40	30
Provision for loan losses	170	159	108	45	36
Foreign currency translation adjustment	—	(1)	—	—	1

Balance at end of period	$663	$605	$557	$512	$507

Allowance for loan losses as a percentage of total loans	1.28	1.16	1.10	1.03	1.04

Net loan charge-offs as a percentage of average total loans	0.86	0.85	0.50	0.32	0.24

Net credit-related charge-offs as a percentage of average total loans	0.86	0.85	0.50	0.32	0.24

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2008		2007
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$25	$21	$19	$19	$21
Less: Charge-offs on lending-related commitments (1)	1	—	1	—	—
Add: Provision for credit losses on lending-related commitments	7	4	3	—	(2)

Balance at end of period	$31	$25	$21	$19	$19

Unfunded lending-related commitments sold	$2	$3	$22	$—	$—

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS Comerica Incorporated and Subsidiaries

	2008		2007
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$155	$87	$75	$64	$88
Real estate construction:
Commercial Real Estate business line	322	271	161	55	37
Other business lines	4	4	6	4	7

Total real estate construction	326	275	167	59	44
Commercial mortgage:
Commercial Real Estate business line	143	105	66	63	20
Other business lines	95	64	75	77	84

Total commercial mortgage	238	169	141	140	104
Residential mortgage	4	1	1	1	1
Consumer	4	3	3	4	3
Lease financing	—	—	—	—	—
International	3	3	4	4	4

Total nonaccrual loans	730	538	391	272	244
Reduced-rate loans	—	—	13	—	—

Total nonperforming loans	730	538	404	272	244
Foreclosed property	17	22	19	19	15

Total nonperforming assets	$747	$560	$423	$291	$259

Nonperforming loans as a percentage of total loans	1.41%	1.03%	0.80%	0.55%	0.50%
Nonperforming assets as a percentage of total loans and foreclosed property	1.44	1.07	0.83	0.59	0.53
Allowance for loan losses as a percentage of total nonperforming loans	91	112	138	188	207
Loans past due 90 days or more and still accruing	$112	$80	$54	$56	$29

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$538	$391	$272	$244	$218
Loans transferred to nonaccrual (1)	304	281	185	94	107
Nonaccrual business loan gross charge-offs (2)	(113)	(108)	(68)	(44)	(40)
Loans transferred to accrual status (1)	—	—	—	(5)	(8)
Nonaccrual business loans sold (3)	—	(15)	—	(11)	—
Payments/Other (4)	1	(11)	2	(6)	(33)

Nonaccrual loans at end of period	$730	$538	$391	$272	$244

(1)	Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2)	Analysis of gross loan charge-offs:

Nonaccrual business loans	$113	$108	$68	$44	$40
Performing watch list loans	1	1	—	—	—
Consumer and residential mortgage loans	4	7	4	3	3

Total gross loan charge-offs	$118	$116	$72	$47	$43

(3)	Analysis of loans sold:

Nonaccrual business loans	$—	$15	$—	$11	$—
Performing watch list loans	7	6	13	—	—

Total loans sold	$7	$21	$13	$11	$—

(4)	Includes net changes related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, and payments on nonaccrual loans with book balances greater than $2 million.

ANALYSIS OF NET INTEREST INCOME (FTE)
 Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2008			June 30, 2007
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$29,230	$786	5.41%	$28,042	$1,016	7.31%
Real estate construction loans	4,827	130	5.40	4,376	186	8.55
Commercial mortgage loans	10,258	300	5.88	9,654	353	7.37
Residential mortgage loans	1,911	58	6.02	1,748	54	6.13
Consumer loans	2,499	69	5.53	2,368	84	7.15
Lease financing (3)	1,349	(8)	N/M	1,280	21	3.26
International loans	2,036	55	5.42	1,879	66	7.12
Business loan swap income (expense)	—	15	—	—	(45)	—

Total loans (2)	52,110	1,405	5.42	49,347	1,735	7.08

Investment securities available-for-sale	7,759	189	4.91	3,916	88	4.40
Federal funds sold and securities purchased under agreements to resell	115	1	2.56	235	6	5.38
Other short-term investments	319	7	4.08	231	7	6.00

Total earning assets	60,303	1,602	5.34	53,729	1,836	6.87

Cash and due from banks	1,229			1,410
Allowance for loan losses	(630)			(509)
Accrued income and other assets	4,043			2,976

Total assets	$64,945			$57,606

Money market and NOW deposits (1)	$15,063	125	1.67	$14,788	225	3.06
Savings deposits	1,382	4	0.54	1,400	6	0.88
Customer certificates of deposit	8,161	148	3.64	7,404	163	4.45
Institutional certificates of deposit	7,482	139	3.73	5,652	152	5.43
Foreign office time deposits	1,190	19	3.29	988	24	4.90

Total interest-bearing deposits	33,278	435	2.63	30,232	570	3.80

Short-term borrowings	3,411	48	2.82	1,736	46	5.31
Medium- and long-term debt	10,949	199	3.66	7,364	207	5.68

Total interest-bearing sources	47,638	682	2.88	39,332	823	4.22

Noninterest-bearing deposits (1)	10,635			11,897
Accrued expenses and other liabilities	1,479			1,287
Shareholders’ equity	5,193			5,090

Total liabilities and shareholders’ equity	$64,945			$57,606

Net interest income/rate spread (FTE)		$920	2.46		$1,013	2.65

FTE adjustment		$2			$2

Impact of net noninterest-bearing sources of funds			0.61			1.14

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			3.07%			3.79%

N/M — Not meaningful

(1) FSD balances included above:
Loans (primarily low-rate)	$635	$4	1.23%	$1,575	$5	0.60%
Interest-bearing deposits	1,044	12	2.31	1,238	24	3.90
Noninterest-bearing deposits	1,858			3,363
(2) Impact of FSD loans (primarily low- rate) on the following:
Commercial loans			(0.10)%			(0.40)%
Total loans			(0.05)			(0.22)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.02)			(0.11)
(3)   2008 net interest income declined $30 million and the net interest margin declined by 10 basis points due to a tax-related non-cash lease income charge. Excluding this charge, the net interest margin would have been 3.17%.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2008			March 31, 2008			June 30, 2007
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$29,280	$357	4.90%	$29,178	$429	5.93%	$28,324	$517	7.31%
Real estate construction loans	4,843	59	4.89	4,811	71	5.92	4,501	95	8.45
Commercial mortgage loans	10,374	141	5.47	10,142	159	6.29	9,634	178	7.39
Residential mortgage loans	1,906	29	6.03	1,916	29	6.01	1,791	28	6.15
Consumer loans	2,549	32	5.06	2,449	37	6.02	2,331	41	7.15
Lease financing (3)	1,352	(19)	N/M	1,347	11	3.22	1,287	11	3.33
International loans	2,063	25	4.86	2,009	30	6.01	1,925	34	7.17
Business loan swap income (expense)	—	10	—	—	5	—	—	(21)	—

Total loans (2)	52,367	634	4.87	51,852	771	5.98	49,793	883	7.11

Investment securities available-for-sale	8,296	101	4.89	7,222	88	4.93	4,085	46	4.46
Federal funds sold and securities purchased under agreements to resell	150	1	2.17	80	1	3.28	195	2	5.37
Other short-term investments	275	2	3.73	364	4	4.34	231	3	5.21

Total earning assets	61,088	738	4.86	59,518	864	5.84	54,304	934	6.89

Cash and due from banks	1,217			1,240			1,341
Allowance for loan losses	(664)			(596)			(516)
Accrued income and other assets	4,322			3,765			2,989

Total assets	$65,963			$63,927			$58,118

Money market and NOW deposits (1)	$14,784	46	1.26	$15,341	79	2.06	$14,825	114	3.08
Savings deposits	1,405	2	0.45	1,359	2	0.64	1,419	3	0.91
Customer certificates of deposit	8,037	64	3.20	8,286	84	4.07	7,463	83	4.46
Institutional certificates of deposit	7,707	61	3.21	7,257	77	4.28	5,484	74	5.43
Foreign office time deposits	1,183	8	2.77	1,197	11	3.81	858	10	4.81

Total interest-bearing deposits	33,116	181	2.20	33,440	253	3.05	30,049	284	3.80

Short-term borrowings	3,326	19	2.33	3,497	29	3.28	1,816	24	5.30
Medium- and long-term debt	12,041	95	3.15	9,856	105	4.27	8,292	116	5.63

Total interest-bearing sources	48,483	295	2.45	46,793	387	3.32	40,157	424	4.24

Noninterest-bearing deposits (1)	10,648			10,622			11,633
Accrued expenses and other liabilities	1,639			1,320			1,240
Shareholders’ equity	5,193			5,192			5,088

Total liabilities and shareholders’ equity	$65,963			$63,927			$58,118

Net interest income/rate spread (FTE)		$443	2.41		$477	2.52		$510	2.65

FTE adjustment		$1			$1			$1

Impact of net noninterest-bearing sources of funds			0.50			0.70			1.11

Net interest margin (as a percentage of average earning assets) (FTE) (2) (3)			2.91%			3.22%			3.76%

N/M — Not meaningful

(1) FSD balances included above:
Loans(primarily low-rate)	$469	$2	1.42%	$802	$2	1.12%	$1,580	$2	0.52%
Interest-bearing deposits	994	4	1.81	1,094	8	2.77	1,228	12	3.88
Noninterest-bearing deposits	1,823			1,894			3,277
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.06)%			(0.13)%			(0.40)%
Total loans			(0.03)			(0.08)			(0.21)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.01)			(0.03)			(0.10)
(3)   Second quarter 2008 net interest income declined $30 million and the net interest margin declined by 19 basis points due to a tax-related non-cash lease income charge. Excluding this charge, the net interest margin would have been 3.10%.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December	September	June 30,
(in millions, except per share data)	2008	2008	31, 2007	30, 2007	2007

Commercial loans:
Floor plan	$2,645	$2,913	$2,878	$2,601	$3,012
Other	26,118	26,562	25,345	24,791	24,134

Total commercial loans	28,763	29,475	28,223	27,392	27,146
Real estate construction loans:
Commercial Real Estate business line	4,013	3,990	4,089	4,007	3,777
Other business lines	671	656	727	752	736

Total real estate construction loans	4,684	4,646	4,816	4,759	4,513
Commercial mortgage loans:
Commercial Real Estate business line	1,620	1,541	1,377	1,467	1,344
Other business lines	8,884	8,941	8,671	8,527	8,384

Total commercial mortgage loans	10,504	10,482	10,048	9,994	9,728
Residential mortgage loans	1,879	1,926	1,915	1,892	1,839
Consumer loans:
Home equity	1,649	1,619	1,616	1,582	1,585
Other consumer	945	829	848	815	736

Total consumer loans	2,594	2,448	2,464	2,397	2,321
Lease financing	1,351	1,341	1,351	1,319	1,314
International loans	1,976	2,034	1,926	1,843	1,904

Total loans	$51,751	$52,352	$50,743	$49,596	$48,765

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	12	12	12	13	13

Tier 1 common capital ratio*	6.72%	6.75%	6.85%	7.01%	7.18%
Tier 1 risk-based capital ratio*	7.36	7.40	7.51	7.68	7.87
Total risk-based capital ratio *	11.11	11.06	11.20	11.44	11.71
Leverage ratio*	8.55	8.82	9.26	9.60	9.68

Book value per share	$33.78	$34.93	$34.12	$33.56	$32.74
Market value per share for the quarter:
High	40.62	45.19	54.88	61.34	63.89
Low	25.61	34.51	39.62	50.26	58.18
Close	25.63	35.08	43.53	51.28	59.47

Quarterly ratios:
Return on average common shareholders’ equity from continuing operations	4.26%	8.51%	9.20%	14.27%	15.44%
Return on average common shareholders’ equity	4.25	8.42	9.35	14.41	15.44
Return on average assets from continuing operations	0.34	0.69	0.77	1.22	1.35
Return on average assets	0.33	0.68	0.79	1.23	1.35
Efficiency ratio	63.02	58.25	62.76	58.00	55.97

Number of banking centers	416	420	417	403	402

Number of employees — full time equivalent	10,530	10,643	10,782	10,683	10,687

*	June 30, 2008 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	June 30,	December 31,	June 30,
(in millions, except share data)	2008	2007	2007

ASSETS
Cash and due from subsidiary bank	$4	$1	$9
Short-term investments with subsidiary bank	179	224	353
Other short-term investments	105	102	103
Investment in subsidiaries, principally banks	5,818	5,840	5,617
Premises and equipment	4	4	3
Other assets	169	166	147

Total assets	$6,279	$6,337	$6,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$967	$968	$946
Other liabilities	230	252	277

Total liabilities	1,197	1,220	1,223

Common stock — $5 par value:
Authorized — 325,000,000 shares Issued — 178,735,252 shares at 6/30/08, 12/31/07 and 6/30/07	894	894	894
Capital surplus	576	564	539
Accumulated other comprehensive loss	(207)	(177)	(308)
Retained earnings	5,451	5,497	5,391
Less cost of common stock in treasury — 28,281,490 shares at 6/30/08, 28,747,097 shares at 12/31/07 and 25,725,671 shares at 6/30/07	(1,632)	(1,661)	(1,507)

Total shareholders’ equity	5,082	5,117	5,009

Total liabilities and shareholders’ equity	$6,279	$6,337	$6,232

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2007	157.6	$894	$520	$(324)	$5,230	$(1,219)	$5,101
Net income	—	—	—	—	386	—	386
Other comprehensive income, net of tax	—	—	—	16	—	—	16

Total comprehensive income							402
Cash dividends declared on common stock ($1.28 per share)	—	—	—	—	(199)	—	(199)
Purchase of common stock	(6.9)	—	—	—	—	(425)	(425)
Net issuance of common stock under employee stock plans	2.3	—	(17)	—	(26)	138	95
Recognition of share-based compensation expense	—	—	35	—	—	—	35
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT JUNE 30, 2007	153.0	$894	$539	$(308)	$5,391	$(1,507)	$5,009

BALANCE AT JANUARY 1, 2008	150.0	$894	$564	$(177)	$5,497	$(1,661)	$5,117
Net income	—	—	—	—	165	—	165
Other comprehensive income, net of tax	—	—	—	(30)	—	—	(30)

Total comprehensive income	—	—	—	—	—	—	135
Cash dividends declared on common stock ($1.32 per share)	—	—	—	—	(199)	—	(199)
Net issuance of common stock under employee stock plans	0.5	—	(19)	—	(12)	29	(2)
Recognition of share-based compensation expense	—	—	31	—	—	—	31

BALANCE AT JUNE 30, 2008	150.5	$894	$576	$(207)	$5,451	$(1,632)	$5,082

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended June 30, 2008	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$296	$146	$37	$(28)	$(8)	$443
Provision for loan losses	123	29	5	—	13	170
Noninterest income	92	54	74	18	4	242
Noninterest expenses	185	161	83	2	(8)	423
Provision (benefit) for income taxes (FTE)	23	3	9	(7)	8	36
Loss from discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$57	$7	$14	$(5)	$(17)	$56

Net credit-related charge-offs	$96	$14	$3	$—	$—	$113

Selected average balances:
Assets	$42,335	$7,100	$4,646	$10,333	$1,549	$65,963
Loans	41,510	6,348	4,502	5	2	52,367
Deposits	15,384	17,043	2,493	8,409	435	43,764
Liabilities	16,156	17,041	2,501	24,334	738	60,770
Attributed equity	3,277	657	333	949	(23)	5,193

Statistical data:
Return on average assets (1)	0.53%	0.15%	1.19%	N/M	N/M	0.33%
Return on average attributed equity	6.86	4.13	16.57	N/M	N/M	4.25
Net interest margin (2)	2.85	3.44	3.28	N/M	N/M	2.91
Efficiency ratio	49.26	80.61	75.20	N/M	N/M	63.02

			Wealth &
	Business	Retail	Institutional
Three Months Ended March 31, 2008	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$329	$148	$36	$(26)	$(10)	$477
Provision for loan losses	147	17	—	—	(5)	159
Noninterest income	74	74	75	18	(4)	237
Noninterest expenses	176	143	79	3	2	403
Provision (benefit) for income taxes (FTE)	18	22	12	(8)	(2)	42
Income from discontinued operations, net of tax	—	—	—	—	(1)	(1)

Net income (loss)	$62	$40	$20	$(3)	$(10)	$109

Net credit-related charge-offs	$99	$10	$1	$—	$—	$110

Selected average balances:
Assets	$42,129	$7,144	$4,468	$8,644	$1,542	$63,927
Loans	41,219	6,276	4,315	5	37	51,852
Deposits	15,878	17,162	2,637	8,142	243	44,062
Liabilities	16,687	17,170	2,646	21,636	596	58,735
Attributed equity	3,168	725	331	902	66	5,192

Statistical data:
Return on average assets (1)	0.59%	0.89%	1.79%	N/M	N/M	0.68%
Return on average attributed equity	7.83	22.00	24.10	N/M	N/M	8.42
Net interest margin (2)	3.20	3.47	3.33	N/M	N/M	3.22
Efficiency ratio	44.05	70.99	70.95	N/M	N/M	58.25

			Wealth&
	Business	Retail	Institutional
Three Months Ended June 30, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$344	$171	$36	$(35)	$(6)	$510
Provision for loan losses	32	4	2	—	(2)	36
Noninterest income	68	57	70	16	14	225
Noninterest expenses	176	160	79	3	(7)	411
Provision (benefit) for income taxes (FTE)	64	22	9	(11)	8	92
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$140	$42	$16	$(11)	$9	$196

Net credit-related charge-offs	$24	$6	$—	$—	$—	$30

Selected average balances:
Assets	$40,847	$6,828	$4,009	$5,297	$1,137	$58,118
Loans	39,824	6,100	3,860	2	7	49,793
Deposits	16,432	17,191	2,295	5,840	(76)	41,682
Liabilities	17,262	17,204	2,303	16,033	228	53,030
Attributed equity	2,914	846	325	595	408	5,088

Statistical data:
Return on average assets (1)	1.37%	0.94%	1.59%	N/M	N/M	1.35%
Return on average attributed equity	19.23	20.09	19.65	N/M	N/M	15.44
Net interest margin (2)	3.45	4.00	3.74	N/M	N/M	3.76
Efficiency ratio	42.80	69.93	74.65	N/M	N/M	55.97

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	— Fully Taxable Equivalent

N/M	— Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended June 30, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$172	$171	$74	$12	$36	$14	$(36)	$443
Provision for loan losses	24	113	6	7	7	—	13	170
Noninterest income	136	34	22	4	16	8	22	242
Noninterest expenses	205	115	63	11	25	10	(6)	423
Provision (benefit) for income taxes (FTE)	27	(3)	10	(1)	(3)	5	1	36
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—

Net income (loss)	$52	$(20)	$17	$(1)	$23	$7	$(22)	$56

Net credit-related charge-offs	$42	$59	$3	$8	$1	$—	$—	$113

Selected average balances:
Assets	$19,891	$17,241	$8,063	$1,854	$4,589	$2,443	$11,882	$65,963
Loans	19,255	16,918	7,795	1,851	4,212	2,329	7	52,367
Deposits	16,056	12,345	4,061	306	1,375	777	8,844	43,764
Liabilities	16,750	12,326	4,076	302	1,466	778	25,072	60,770
Attributed equity	1,649	1,336	614	118	389	161	926	5,193

Statistical data:
Return on average assets (1)	1.05%	(0.46)%	0.81%	(0.37)%	1.96%	1.21%	N/M	0.33%
Return on average attributed equity	12.67	(5.97)	10.66	(5.84)	23.17	18.31	N/M	4.25
Net interest margin (2)	3.58	4.04	3.78	2.50	3.41	2.42	N/M	2.91
Efficiency ratio	69.48	56.09	65.55	72.21	48.61	45.61	N/M	63.02

							Finance
					Other		& Other
Three Months Ended March 31, 2008	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$205	$172	$74	$11	$36	$15	$(36)	$477
Provision for loan losses	20	114	8	12	13	(3)	(5)	159
Noninterest income	136	33	24	5	17	8	14	237
Noninterest expenses	186	108	58	10	26	10	5	403
Provision (benefit) for income taxes (FTE)	48	(7)	12	(2)	(5)	6	(10)	42
Income from discontinued operations, net of tax	—	—	—	—	—	—	(1)	(1)

Net income (loss)	$87	$(10)	$20	$(4)	$19	$10	$(13)	$109

Net credit-related charge-offs	$28	$66	$5	$10	$—	$1	$—	$110

Selected average balances:
Assets	$19,656	$17,263	$7,932	$1,891	$4,633	$2,366	$10,186	$63,927
Loans	19,030	16,882	7,642	1,877	4,140	2,239	42	51,852
Deposits	16,127	12,848	4,005	362	1,534	801	8,385	44,062
Liabilities	16,814	12,849	4,022	358	1,643	817	22,232	58,735
Attributed equity	1,663	1,270	619	125	384	163	968	5,192

Statistical data:
Return on average assets (1)	1.76%	(0.23)%	1.00%	(0.76)%	1.61%	1.76%	N/M	0.68%
Return on average attributed equity	20.83	(3.19)	12.88	(11.57)	19.47	25.50	N/M	8.42
Net interest margin (2)	4.30	4.07	3.83	2.55	3.42	2.69	N/M	3.22
Efficiency ratio	57.48	52.99	61.28	61.24	50.41	44.09	N/M	58.25

							Finance
					Other		& Other
Three Months Ended June 30, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$227	$188	$71	$11	$35	$19	$(41)	$510
Provision for loan losses	25	5	3	2	9	(6)	(2)	36
Noninterest income	117	32	20	3	14	9	30	225
Noninterest expenses	203	113	56	9	23	11	(4)	411
Provision (benefit) for income taxes (FTE)	40	38	11	1	(3)	8	(3)	92
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—

Net income (loss)	$76	$64	$21	$2	$20	$15	$(2)	$196

Net credit-related charge-offs (recoveries)	$29	$4	$1	$1	$—	$(5)	$—	$30

Selected average balances:
Assets	$19,213	$17,257	$6,844	$1,666	$4,430	$2,274	$6,434	$58,118
Loans	18,656	16,715	6,570	1,649	4,049	2,145	9	49,793
Deposits	15,651	13,595	3,836	290	1,299	1,247	5,764	41,682
Liabilities	16,309	13,633	3,852	293	1,416	1,266	16,261	53,030
Attributed equity	1,713	1,206	594	90	327	155	1,003	5,088

Statistical data:
Return on average assets (1)	1.58%	1.51%	1.20%	0.50%	1.79%	2.61%	N/M	1.35%
Return on average attributed equity	17.78	21.59	13.87	9.33	24.18	38.38	N/M	15.44
Net interest margin (2)	4.85	4.53	4.32	2.64	3.48	3.35	N/M	3.76
Efficiency ratio	59.08	51.14	61.92	63.90	46.16	40.12	N/M	55.97

(1)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)	Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	— Fully Taxable Equivalent

N/M	— Not Meaningful